                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): November 24 1999



                              NEOWARE SYSTEMS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                000-21240                             232705700
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
(State or other jurisdiction of incorporation)     (Commission File Number)        (I.R.S. Employer Identification No.)

             400 Feheley Drive, King of Prussia, Pennsylvania 19406
             ------------------------------------------------------
               (Address of principal executive offices/Zip Code)


Registrant's telephone number, including area code:  (610) 277-8300


Former name, former address, and former fiscal year, if changed since last report: N/A
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Item 5.  Other Events.

         On November 24, 1999, Neoware Systems, Inc. (the "Company") issued a press release, the text of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety, reporting that it received notification from Nasdaq that because the Company no longer meets Nasdaq's minimum net tangible asset requirement, the Nasdaq Staff has determined to delist the Company's securities effective at the close of business on November 30, 1999. The Company has decided to appeal the Nasdaq decision which appeal will suspend the delisting process pending a decision by the Nasdaq Listing Qualification Panel.

         Nasdaq also notified the Company of its belief that the transaction previously announced by the Company to acquire the business of MTX, Inc. of Raleigh, North Carolina will require the combined company to meet Nasdaq's initial listing requirements in order for its securities to be listed on the National Market. Nasdaq noted that the combined company may not meet the initial listing requirements. The Company also plans to appeal Nasdaq's classification determination.

         The Company also reported that the agreement between the Company and MTX, Inc. requires as a closing condition that the shares of Neoware common stock issuable in the transaction be approved for listing on the Nasdaq National Market. The Company stated it is unable to predict at this time whether its efforts to remain listed will be successful or, if not, whether MTX will waive this condition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed herewith:

Exhibit Number          Description
--------------          -----------
    99.1                Registrant's press release, dated November 24, 1999


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEOWARE SYSTEMS INC.



Date:  November 29, 1999            By:  /s/ Edward C. Callahan, Jr
                                         -------------------------------------
                                         Edward C. Callahan, Jr.
                                         President and Chief Executive Officer